UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 20, 2012

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On August 20, 2012, Global Axcess Corp. (the “Company”) announced its results of operations for the second quarter ended June 30, 2012. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety. The earnings release contains non-GAAP financial measures. EBITDA has been presented in order to assist in the analysis of the operating profitability of the Company because the Company believes this form of measurement eliminates the effects of non-operating expenses and non-cash charges. Management reviews this form of measurement monthly.

The information in this Form 8-K in Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On August 20, 2012, Lock Ireland resigned his position as interim Chief Executive Officer of the Company. Mr. Ireland will remain as a member of the board of directors of the Company.

(c)          On August 20, 2012, the board of directors of the Company appointed Kevin L. Reager to serve as the new Chief Executive Officer of the Company. Mr. Reager will begin his employment with the Company on August 21, 2012.

Mr. Reager has extensive experience in the ATM/debit card industries. He previously held senior management positions with eFunds Corporation, a U.S.-based, billion dollar NYSE listed technology company. While there, he was instrumental in stabilizing the largest non-bank ATM program in the United States and Canada and led the successful sale of the portfolio. In addition, as the executive responsible for the domestic ATM and Processing business of eFunds India, he led the integration of a major acquisition and executed the largest third party ATM servicing agreement in India. He also worked on corporate acquisitions in the United Kingdom, Canada and the United States and consulted on several ATM projects in Latin America and continental Europe.

Previously, Mr. Reager spent 15 years with Bank of America in various retail delivery, finance and technology roles. Under his leadership, the number of non-banking center ATMs grew from 1,500 to over 8,000 ATMs. More recently, he held the position of CEO of Innovus, Inc., a U.S.-based processor of debit and pre-paid card transactions. In this role, he led Innovus to the largest deployment agreement and annual organic growth in the company’s history. Mr. Reager is a Certified Public Accountant (inactive status) and began his career with Peat Marwick and Mitchell CPA’s (now KPMG). He is an internationally recognized expert on the ATM / Debit Card industries having spoken at industry conferences throughout the world.

Mr. Reager’s employment with the Company as Chief Executive Officer is governed by the terms of his offer of employment. Mr. Reager and the Company intend to reduce the terms of his employment with the Company to an Employment Agreement.

In accordance with the Company’s offer of employment to Mr. Reager, he will receive an annual salary in the amount of $225,000. He will also be eligible for a cash bonus of 50% of his earned base salary at a 100% target achievement level of certain performance based metrics.

In addition, Mr. Reager will be granted options to purchase 700,000 shares of the Company’s common stock, as of August 23, 2012, with a strike price to be determined as of such date. The options will vest in accordance with certain performance metrics related to the market price of the Company’s common stock. Specifically, the options vest, if at all, ratably between 0-100% for a 30 day sustained market price per share of common stock achievement between $0.50 and $1.20. In effect, 1.4286% of the granted option vests for every $0.01 above $0.50 per share at which the common stock trades at for at least 30 consecutive days. The options would become fully vested upon a change of control or other specified event of corporate reorganization. The options will expire 5 years from the date of grant.

Mr. Reager will also be entitled to severance pay equal to 2 months salary for any separation of his employment without cause within the first nine months of his employment. After the first nine months of his employment, he will be entitled to 6 months salary for any separation of his employment without cause.

If a change of control of the Company occurs, Mr. Reager will be entitled to 4 months salary for any change of control within the first nine months of his employment; or 12 months salary for any change of control after the first nine months of his employment.

Mr. Reager is also entitled to participate in the Company’s standard employee benefits plans, and is entitled to 4 weeks (20 days) of paid vacation per year.

Mr. Reager will be subject to certain non-compete and non-solicitation covenants in consideration for his employment with the Company.

(d)          On August 20, 2012, Mr. Reager was also appointed to serve on the board of directors of the Company. There are no arrangements or understandings with respect to his service on the board of directors, beyond those arrangements and understandings between Mr. Reager and the Company with respect to his employment, as described in Item 5.02(c) above. Mr. Reager does not currently serve on any committees of the board of directors.

(e)          Mr. Reager has compensation arrangements with the Company based on his offer of employment that are described in Item 5.02(c) above, and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On August 20, 2012, the Company issued a Press Release announcing Mr. Reager’s appointment as the new Chief Executive Officer of the Company, and his election to the board of directors. A copy of the Press Release is attached hereto as Exhibit 99.2.

The information in this Form 8-K in Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1   Press Release, dated August 20, 2012, issued by Global Axcess Corp.

99.2   Press Release, dated August 20, 2012, issued by Global Axcess Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: August 23, 2012	By:	/s/ Michael J. Loiacono
	Name:	Michael J. Loiacono
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated August 20, 2012, issued by Global Axcess Corp.

99.2	Press Release, dated August 20, 2012, issued by Global Axcess Corp.